Exhibit 10.(K)

Exhibit A

Execution Version

THE L.S. STARRETT COMPANY

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is entered into as of June 24, 2006 (the “Effective Date”) by and among THE L.S. STARRETT COMPANY, a Massachusetts corporation with its chief executive office at 121 Crescent Street, Athol, Massachusetts 01331 (the “Borrower”) and Bank of America, N.A., as Agent (the “Agent”) and in its capacity as the sole Lender (“B of A”) under the Credit Agreement, as defined below, having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as defined below.

R E C I T A L S

WHEREAS, the Borrower, the Agent and B of A have previously entered into an Amended and Restated Credit Agreement dated as of April 28, 2006 (the “Credit Agreement”);

WHEREAS, the Borrower has requested that B of A modify certain financial covenants, and B of A has agreed to such modifications on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived by the Borrower and B of A from a continuing relationship under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

A. Amendments to Credit Agreement.

1. Section 1.01 of the Credit Agreement is hereby amended to add the following new defined term of “Cash and Cash Equivalents”:

Cash and Cash Equivalents. (i) Cash, (ii) securities issued, or directly and fully guaranteed or insured, by the United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances, with maturities not exceeding twelve months, and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above and entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., a New York corporation, or P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing within twelve months after the date of acquisition, and (vi) a readily redeemable “money market mutual fund”

L.S. Starrett First Amendment

advised by a bank described in clause (iii) hereof, or as investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investment primarily to instruments of the types described in clauses (i) through (v) hereof and having on the date of such investment total assets of at least One Hundred Million Dollars ($100,000,000.00).

2. Section 5.03 of the Credit Agreement is hereby amended in its entirety to read as follows:

SECTION 5.03 Financial Covenants.

(a) Minimum Consolidated Tangible Net Worth. Commencing with the Fiscal Quarter ending June, 2006, Consolidated Tangible Net Worth will at no time be less than a cumulatively increasing amount equal to the sum of (i) $130,000,000 plus (ii) 50% of the Consolidated Net Income for each Fiscal Quarter ending September 20, 2006 and thereafter. In determining the minimum Consolidated Tangible Net Worth required by this Section 5.03, any negative Consolidated Net Income, computed cumulatively on an annual basis, shall be excluded.

(b) Debt Service Coverage Ratio. Commencing with the Fiscal Quarter ending June, 2006, at the end of each Fiscal Quarter, the ratio of (x) Consolidated Adjusted EBITDA to (y) the sum of (i) Consolidated Interest Expense, and (ii) the aggregate scheduled principal payments on Consolidated Debt, all for such period and as determined in accordance with GAAP for the next following four (4) consecutive Fiscal Quarters, shall not have been less than 1.00 to 1.00 for the Fiscal Quarter ending June, 2006, 1.15 to 1.00 for the Fiscal Quarter ending September, 2006 and 1.25 to 1.00 for each Fiscal Quarter thereafter.

(c) Minimum Cash and Cash Equivalents. At all times, the Borrower shall maintain Cash and Cash Equivalents of not less than $15,000,000.

(d) During any Fiscal Year, Consolidated Capital Expenditures shall not exceed (i) $10,000,000 plus, (ii) commencing with the Fiscal Year ending June, 2008, fifty percent (50%) of (y) $10,000,000 minus (z) the amount of Consolidated Capital Expenditures for the prior Fiscal Year.

3. Exhibit 5.01(c) (Form of Covenant Compliance Certificate) attached to the Credit Agreement is hereby replaced with new Exhibit 5.01(c) attached hereto.

B. Representations and Warranties. The Borrower represents and warrants to the Agent and B of A that: (a) the Borrower has the full power and authority to execute, deliver and perform its respective obligations under, the Credit Agreement, as amended by this Amendment, (b) the execution and delivery of this Amendment has been duly authorized by all necessary action of the Board of Directors of the Borrower; (c) the representations and warranties contained or referred to in Article IV of the Credit Agreement are true and accurate in all material respects as of the date of this Amendment; and (d) no Event of Default has occurred and is continuing or will result after giving effect to this Amendment and the transactions contemplated by this Amendment and the Credit Agreement.

L.S. Starrett First Amendment

C. Other.

1. This Amendment shall take effect as of the Effective Date upon the receipt by the Agent of:

(i)	this Amendment duly executed by the Borrower, the Agent and B of A;

(ii)	a Bringdown Certificate executed by the Secretary or Assistant Secretary of the Borrower with regard to resolutions, organizational matters and officer incumbencies;

(iv)	Good Standing Certificate certified by the Secretary of the Commonwealth of Massachusetts; and

(v)	payment of all reasonable costs and expenses (including, without limitation, the reasonable costs and expenses of the Agent’s counsel) incurred by the Agent in connection with this Amendment.

2. This Amendment is executed as an instrument under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflicts of law rules. All parts of the Credit Agreement not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Credit Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon the execution of this Amendment, all references to the Credit Agreement in that document, or in any related document, shall mean the Credit Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Credit Agreement, and, except as specifically provided in this Amendment, the Credit Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

[SIGNATURE PAGES FOLLOW]

L.S. Starrett First Amendment

IN WITNESS WHEREOF, each of the Borrower, the Agent and B of A in accordance with Section 9.06 of the Credit Agreement, has caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date set forth in the preamble on page one of this Amendment.

BORROWER:

WITNESSED:	THE L.S. STARRETT COMPANY

By:
Print Name		Randall Hylek Chief Financial Officer and Vice President

AGENT:

BANK OF AMERICA, N.A., as Agent

By: Name: Title:

LENDER:

BANK OF AMERICA, N.A

	By:	Richard J. MacDonald Vice President

[Signature Page to L.S. Starrett First Amendment]

EXHIBIT 5.01(c)

FORM OF COMPLIANCE CERTIFICATE

THE L.S. STARRETT COMPANY, a Massachusetts corporation (the “Borrower”) HEREBY CERTIFIES that:

This Certificate is furnished pursuant to Section 5.01(c) of the Amended and Restated Credit Agreement dated as of April     , 2006 among the Borrower, the Lenders party thereto, and BANK OF AMERICA, N.A., as Agent and as a Lender (as amended from time to time, the “Agreement”). Unless otherwise defined herein, the terms used in this Certificate have the meanings given to them in the Agreement.

As required by Section 5.01 of the Agreement, financial statements of the Borrower and its Consolidated Subsidiaries for the [year/quarter] ended                         ,              (the “Financial Statements”) prepared in accordance with generally accepted accounting principles consistently applied accompany this Certificate. The Financial Statements present fairly the financial position of the Borrower and its Consolidated Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments).

The figures set forth in Schedule A hereto for determining compliance by the Borrower with the financial covenants in the Agreement are true and complete as of the date hereof.

The activities of the Borrower during the period covered by the Financial Statements have been reviewed by the chief financial officer or by employees or agents under his or her immediate supervision. Based on such review, to the best knowledge and belief of the chief financial officer, and as of the date of this Certificate, no Default or Event of Default has occurred.1

WITNESS my hand this      day of                             .

By:

Print Name
Title:

[1]	If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

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SCHEDULE A

COVENANT COMPLIANCE CERTIFICATE

THE L.S. STARRETT COMPANY

Computations Under Section 5 of the Amended and Restated Credit Agreement Dated April     , 2006

AS OF                      ($000)

Minimum Consolidated Tangible Net Worth:
Consolidated net worth
Goodwill

Consolidated tangible net worth

Base amount 50% of net income for each Fiscal Quarter since 6/31/06:

Section 5.03(a) requirement

Excess

Debt Servicee Coverage Ratio (12 months)
A. Consolidated Adjusted EBITDA
Consolidated Net Income (loss)

Less income (or plus loss) from discontinued operations and extraordinary items

Less dividends plus depreciation, depletion, amortization and other non-cash charges

Plus Consolidated Interest Expense

(Adjusted EBITDA)

B. Fixed charges:
Interest expense and commitment fees for the following 4 quarters
Scheduled debt principal payments for the following 4 quarters

A divided by B
Section 5.03(b) requirement

Excess

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Minimum Cash and Cash Equivalents:
A. Cash and Cash Equivalents
B. Section 5.03(c) Requirement

Maximum Consolidated Capital Expenditures
A. Consolidated Capital Expenditures during 4 Quarters then ending
B. Section 5.03(d) Requirement

FD/EBITDA Ratio
A. Funded Debt:
Outstanding liabilities for borrowed money
Other Interest-bearing liabilities (including current and long term debt)

(Funded Debt)

B. Consolidated Adjusted EBITDA

A divided by B	%
Applicable Margin Level

L.S. Starrett First Amendment